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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1999, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of the Security Varilife Separate Account included in Post-Effective Amendment No. 6 to the Registration Statement under the
Securities Act of 1933 (Registration No. 33-77322) on Form S-6 for the Prospectus of the Security Elite Benefit Flexible Premium Variable Insurance Policy.

                                                               Ernst & Young LLP

Kansas City, Missouri
April 30, 1999